TRANSCONTINENTAL GAS PIPE LINE CORPORATION
and
JPMORGAN CHASE BANK, N.A., as Trustee

INDENTURE
Dated as of April 11, 2006
6.40% Senior Notes due 2016

CROSS-REFERENCE TABLE*

TIA Section	Indenture Section
310 (a)(1)	6.10
(a)(2)	6.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	6.10
(b)	6.10; 7.01	(b)
(c)	N.A.
311 (a)	6.11
(b)	6.11
(c)	N.A.
312 (a)	2.05
(b)	10.03
(c)	10.03
313 (a)	6.06
(b)	6.06
(c)	6.06
(d)	6.06
314 (a)	3.03
(b)	N.A.
(c)(1)	10.04
(c)(2)	10.04
(c)(3)	N.A.
(d)	N.A.
(e)	10.05
(f)	N.A.
315 (a)	6.01	(b)
(b)	6.05
(c)	6.01	(a)
(d)	6.01	(c)
(e)	5.11
316 (a)(last sentence)	2.09
(a)(1)(A)	5.05
(a)(1)(B)	5.04
(a)(2)	N.A.
(b)	5.07
(c)	8.04
317 (a)(1)	5.08
(a)(2)	5.09
(b)	2.04
318 (a)	9.01
318 (c)	9.01

N.A.	means not applicable

*	This Cross-Reference Table is not part of this Indenture

i

ii

iii

     INDENTURE dated as of April 11, 2006 between Transcontinental Gas Pipe Line Corporation, a Delaware corporation (the “Company”), and JPMorgan Chase Bank, N.A., as trustee (the “Trustee”).
     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 6.40% Senior Notes due 2016 (the “Securities”).
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01 Definitions.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing. The Trustee may request and may conclusively rely upon an Officers’ Certificate to determine whether any Person is an Affiliate of any specified Person.
     “Agent” means any Registrar or Paying Agent.
     “Attributable Debt” means, with respect to any Sale and Leaseback Transaction as of any particular time, the present value discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the Company, be extended).
     “Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.
     “Board of Directors” of any Person means the board of directors of such Person or any committee thereof duly authorized, with respect to any particular matter, to act by or on behalf of the board of directors of such Person.
     “Business Day” means any day that is not a Legal Holiday.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.
     “Consolidated Net Tangible Assets” means the total assets of the Company and its consolidated Subsidiaries, less:

     (1) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt); and
     (2) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents, and other like intangible assets, all as set forth, or as on a pro forma basis would be set forth, on a consolidated balance sheet of the Company and its consolidated Subsidiaries for the Company’s most recently completed fiscal quarter, prepared in accordance with GAAP.
     “Corporate Trust Office of the Trustee” means the office of the Trustee at which the corporate trust business of the Trustee shall be principally administered, which office shall initially be located at the address of the Trustee specified in Section 10.02 hereof and may be located at such other address as the Trustee may give notice to the Company and the Holders or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company.
     “Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of May 20, 2005 among The Williams Companies, Inc., Northwest Pipeline Corporation, the Company and Williams Partners L.P., as Borrowers, Citibank, N.A. and Bank of America, N.A., as Issuing Banks, Citicorp USA, Inc., as Administrative Agent, and the other lenders party thereto, including in each case any related notes, guarantees, collateral documents, instruments, and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced, or refinanced from time to time.
     “Credit Facilities” means, one or more debt facilities (including, without limitation, (1) the Credit Agreement and (2) one or more Permitted Receivables Financings) or commercial paper facilities, in each case with banks or other institutional lenders, or pursuant to intercompany loan or advance arrangements with Williams and/or Williams Gas Pipeline Company, LLC (provided that in the case of such arrangements with Williams and/or Williams Gas Pipeline Company, LLC that such arrangements are on terms consistent with practices in existence on the date of this Indenture) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.
     “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
     “Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.
     “Depositary” means The Depository Trust Company, its nominees and their respective successors.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.
     “Exchange Notes” means any securities of the Company evidencing indebtedness originally evidenced by and containing terms identical to the Securities that are initially issued under the Indenture on the Initial Issue Date (except that such Exchange Notes shall be registered under the Securities Act, and except that such Exchange Notes will not contain terms with respect to Additional Interest or transfer restrictions) and exchanged for such Securities pursuant to the Registration Rights Agreement and this Indenture in accordance with Section 2.02.
     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.
     “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and consistent with past practices and not for speculative purposes under:
     (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;
     (2) foreign exchange contracts and currency protection agreements entered into with one of more financial institutions designed to protect the person or entity entering into the agreement against fluctuations in interest rates or currency exchanges rates with respect to Indebtedness incurred and not for purposes of speculation;
     (3) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by that entity at the time; and
     (4) other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency exchange rates.
     “Holder” means a Person in whose name a Security is registered.
     “Indebtedness” means indebtedness which is for money borrowed from others.
     “Indenture” means this Indenture as amended or supplemented from time to time.
     “Initial Issue Date” means the first date on which the Securities are issued under this Indenture.
     “Interest Payment Date” shall have the meaning assigned to such term in the Securities.

     “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in any of New York, New York, Houston, Texas or a place of payment are authorized or obligated by law, regulation or executive order to remain closed.
     “Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
     “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman of the Board, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of a Person.
     “Officers’ Certificate” means a certificate signed by two Officers of a Person.
     “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company, its parent corporation or the Trustee.
     “Person” means any individual, corporation, partnership, limited liability company, limited or general partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.
     “Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of the Company or any of its Subsidiaries and enters into a third party financing thereof on terms that the Board of Directors has concluded are customary and has market terms fair to the Company and its Subsidiaries.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price” shall have the meaning assigned to such term in the Securities.
     “Registration Default” shall have the meaning assigned to such term in the Securities.
     “Registration Rights Agreement” means the registration rights agreement, dated as of April 11, 2006, between the Company and the Initial Purchasers named therein.

     “Responsible Officer” when used with respect to the Trustee means any vice president, (whether or not designated by numbers or words added before or after the title “vice president”), any assistant vice president, or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any of its Subsidiaries of any property that has been or is to be sold or transferred by the Company or any such Subsidiary to such Person in contemplation of such leasing.
     “SEC” means the Securities and Exchange Commission.
     “Securities” means the Company’s 6.40% Senior Notes due 2016, to be issued pursuant to this Indenture on the Initial Issue Date and in accordance with clause (ii) of the fourth paragraph of Section 2.02, including any Exchange Notes.
     “Securities Act” means the Securities Act of 1933, as amended, and any successor statute.
     “Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.
     “Securitization Subsidiary” means a Subsidiary of the Company (1) that is designated a “Securitization Subsidiary” by the Board of Directors, (2) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto, (3) no portion of the Indebtedness or any other obligation, contingent or otherwise, of which (A) is guaranteed by the Company or any Subsidiary of the Company, (B) is recourse to or obligates the Company or any Subsidiary of the Company in any way, or (C) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and (4) with respect to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary’s financial condition or cause it to achieve certain levels of operating results other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.
     “Senior Debt” means (1) all Indebtedness of the Company or any of its Subsidiaries outstanding under any Credit Agreement; (2) any other Indebtedness of the Company or any of its Subsidiaries, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Securities; and (3) all obligations with respect to the items listed in the preceding clauses (1) and (2).
     “Stated Maturity” means, with respect to any Security, the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

     “Subsidiary” of any Person means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
     “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the Initial Issue Date.
     “Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “U.S. Government Obligations” means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.
     “Williams” means The Williams Companies, Inc.
     “Williams Group Affiliates” means Williams and its Subsidiaries other than the Company and its Subsidiaries.
     Section 1.02 Other Definitions

Term	Defined in Section
“Additional Interest”	Exhibit A
“Agent Members”	2.01	(c)
“DTC”	2.03
“Global Security”	2.01	(b)
“Paying Agent”	2.03
“Registrar”	2.03
“Regulation S”	2.01	(b)
“Regulation S Global Securities”	2.01	(b)
“Rule 144A”	2.01	(b)
“Rule 144A Global Securities”	2.01	(b)
     Section 1.03 Incorporation by Reference of Trust Indenture Act
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     “commission” means the SEC.
     “indenture securities” means the Securities.
     “indenture security holder” means a Holder.

     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the indenture securities means the Company or any other obligor on the indenture securities.
     All terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule under the TIA have the meanings so assigned to them.
     Section 1.04 Rules of Construction
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular; and
     (5) provisions apply to successive events and transactions.
ARTICLE II
THE SECURITIES
     Section 2.01 Form and Dating
     (a) General. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A to this Indenture, the terms of which are hereby incorporated into this Indenture. The Securities may have notations, legends or endorsements required by law, securities exchange rule, the Company’s certificate of incorporation, memorandum of association, articles of association, other organizational documents, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to the Company. Each Security shall be dated the date of its authentication. The Securities shall be in registered form without coupons and only in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     (b) Global Securities. Securities offered and sold to a QIB in reliance on Rule 144A under the Securities Act (“Rule 144A”) shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons (the “Rule 144A Global Securities”) with the global securities legend set forth in Exhibit A hereto (the “global securities legend”) and restricted securities legend set forth in Section 2.06 and numbered from 1 upward with the prefix “RA” and Securities offered and sold in reliance on Regulation S under the Securities Act (“Regulation S”) shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons (the “Regulation S Global Securities”) with the global securities legend and restricted securities legend set forth in Section 2.06 and numbered from 1 upward with the prefix “RS” and Exchange Notes shall be issued initially in the form of one or more permanent Global Securities in definitive, fully registered form without interest coupons with the global securities legend and numbered from 1 upward with the prefix “R” (each, a “Global Security”), which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its New York office, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.
     (c) Book-entry Provisions. This Section 2.01(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.
     The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Rule 144A Global Securities and Regulation S Global Securities that (i) shall be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary.
     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.
     (d) Certificated Securities. Except as provided in this Section 2.01 or Section 2.06 or 2.07, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

     Section 2.02 Execution and Authentication
     One Officer of the Company shall sign the Securities on behalf of the Company by manual or facsimile signature. The Company’s seal may be (but shall not be required to be) impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.
     If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.
     A Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized officer of the Trustee, which signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
     The Trustee shall authenticate (i) for original issue on the Initial Issue Date, Securities in the aggregate principal amount of $200,000,000 and (ii) any amount of additional Securities specified by the Company and (iii) Exchange Notes pursuant to the Registration Rights Agreement in exchange for an equal aggregate principal amount of Securities, in each case, upon a written order of the Company signed by one Officer of the Company. Such order shall specify the amount of the Securities to be authenticated and the date of original issue thereof. The aggregate principal amount of Securities outstanding at any time may not exceed the aggregate principal amount of Securities authorized for issuance by the Company pursuant to one or more written orders of the Company, except as provided in Section 2.08 hereof. Subject to the foregoing, the aggregate principal amount of Securities that may be issued under this Indenture shall not be limited.
     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any of its Affiliates.
     Section 2.03 Registrar and Paying Agent
     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or exchange (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.
     The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Company may change any Paying Agent or Registrar without notice to any Holder. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints the Trustee as Registrar and Paying Agent.
     The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to each Global Security.
     Section 2.04 Paying Agent to Hold Money in Trust
     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium, if any, or interest on the Securities, whether such money shall have been paid to it by the Company and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.
     Section 2.05 Holder Lists
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with TIA Section 312(a).
     Section 2.06 Transfer and Exchange
     (a) Transfer and Exchange of Global Securities.
     (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest from one Global Security to another Global Security shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security to which such transfer is being made. The Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in such Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

     (ii) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.07), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     (iii) In connection with any transfer of a Global Security other than an Exchange Note, the transferor and the transferee shall complete the certifications contained on the Assignment Form on the reverse of the related Global Security, if the transfer is within the period referred to in such Assignment Form, and in connection with any transfer of a Global Security pursuant to Regulation S, the transferor shall also complete the Regulation S Letter contained on the reverse of the related Global Security, and in each case shall deliver such certifications and/or Regulation S Letter, as the case may be, to the Registrar as a condition to any such transfer.
     (iv) If a Global Security is exchanged for Securities in definitive registered form pursuant to this Section 2.06 or Section 2.07, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.06 (including (if such Securities are not Exchange Notes) the certification and other requirements set forth on the reverse of the Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be, or are otherwise in compliance with the requirements of the Securities Act) and such other procedures as may from time to time be adopted by the Company.
     (b) Legend.
     (i) Except for Exchange Notes and as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:
THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:
     (1) REPRESENTS THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, OR (B) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

     (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO TRANSCONTINENTAL GAS PIPE LINE CORPORATION OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH OF THE CASES, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION;
     (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND
     (4) AGREES THAT, BEFORE THE HOLDER OFFERS, SELLS OR OTHERWISE TRANSFERS THIS SECURITY, TRANSCONTINENTAL GAS PIPE LINE CORPORATION MAY REQUIRE THE HOLDER OF THIS SECURITY TO DELIVER A WRITTEN OPINION, CERTIFICATIONS AND/OR OTHER INFORMATION THAT IT REASONABLY REQUIRES TO CONFIRM THAT SUCH PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES.
AS USED IN THIS SECURITY, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.
     (ii) Upon any sale or transfer of a Security (including any Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, in the case of any Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 under the Securities Act (such certification to be in the form set forth on the reverse of the Security).

     (c) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.
     (d) Obligations with Respect to Transfers and Exchanges of Securities.
     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar’s or co-Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 8.05 and 9.06).
     (ii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any certificated Security selected for redemption in whole or in part pursuant to Article IX, except the unredeemed portion of any certificated Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of redemption of the Securities or 15 Business Days before an Interest Payment Date.
     (iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to the record date provisions hereof) interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.
     (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.
     (e) No Obligation of the Trustee.
     (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, any Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely conclusively and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.
     (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     Section 2.07 Certificated Securities
     (a) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.06 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice or cessation, or (ii) the Company, in its sole discretion and subject to the procedures of the Depositary, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.
     (b) Any Global Security that is transferred to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee at its office located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000 and registered in such names as the Depositary shall direct. Any certificated Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.06(b)(ii) and unless such certificated Security is an Exchange Note, bear the restricted securities legend set forth in Section 2.06(b).

     (c) Subject to the provisions of Section 2.06(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
     (d) If any of the events specified in Section 2.07(a) occurs, the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.
     (e) If a certificated Security (other than an Exchange Note) issued pursuant to this Section 2.07 is exchanged for another certificated Security, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of (i) Section 2.06(a)(iii) and (iv) (including the certification and other requirements set forth on the reverse of the Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be, or are otherwise in compliance with the requirements of the Securities Act) and such other procedures as may from time to time be adopted by the Company and (ii) Section 2.06(b).
     Section 2.08 Replacement Securities
     If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee shall authenticate a replacement Security, but only if the Trustee’s requirements are met. If required by the Trustee or the Company, such Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge for their expenses in replacing a Security. If, after the delivery of such replacement Security, a bona fide purchaser of the original Security in lieu of which such replacement Security was issued presents for payment or registration such original Security, the Trustee shall be entitled to recover such replacement Security from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trustee or the Company in connection therewith.
     Every replacement Security is an additional obligation of the Company.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 2.09 Outstanding Securities
     The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.09 as not outstanding; provided, however, that in determining whether the holders of the requisite principal amount of outstanding Securities are present at a meeting of holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Securities held for the account of the Company, any of its Subsidiaries or any of their respective Affiliates shall be disregarded and deemed not to be outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such quorum, consent or vote, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.
     If a Security is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.
     If the principal amount of any Security is considered paid under Section 3.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
     A Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.
     Section 2.10 Treasury Securities
     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Affiliates shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.
     Section 2.11 Temporary Securities
     Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities, but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
     Section 2.12 Cancellation
     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation. All canceled Securities held by the Trustee shall be disposed of in accordance with the usual disposal procedures of the Trustee. The Company may not issue new Securities to replace Securities that have been paid or that have been delivered to the Trustee for cancellation.
     Section 2.13 Defaulted Interest
     If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest on the defaulted interest, in each case at the rate provided in the Securities and in Section 3.01 hereof. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. At least 15 days before any special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
     Section 2.14 Persons Deemed Owners
     The Company, the Trustee, any Agent and any authenticating agent may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payments of principal of or premium, if any, or (subject to the record date provisions hereof) interest on such Security and for all other purposes. None of the Company, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.
     Section 2.15 CUSIP Numbers
     The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” numbers.
ARTICLE III
COVENANTS
     Section 3.01 Payment of Securities
     The Company shall pay the principal of and premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds by 11:00 a.m., Eastern time, on that date money deposited by the Company designated for and sufficient to pay all principal, premium, if any, and interest then due.

     To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, and interest payments (without regard to any applicable grace period) at a rate equal to the interest rate on the Securities then in effect.
     Additional Interest shall be payable on the Securities if a Registration Default has occurred and is continuing, all as more fully provided for in the form of the Securities attached hereto as Exhibit A.
     If at any time Additional Interest becomes payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee an Officers’ Certificate to that effect and stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such an Officers’ Certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such amounts, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
     Subject to the foregoing provisions, whenever in this Indenture there is mentioned, in any context, the payment of the interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.
     Section 3.02 Maintenance of Office or Agency
     The Company shall maintain, in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, the Registrar or the Paying Agent) where Securities may be presented for registration of transfer or exchange, where Securities may be presented for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. Unless otherwise designated by the Company by written notice to the Trustee, such office or agency shall be the principal office of the Trustee in the Borough of Manhattan, The City of New York, which, on the date hereof, is located at the address set forth in Section 10.02 hereof. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.
     Section 3.03 SEC Reports; Financial Statements
     (a) Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and the Holders with such annual and quarterly reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act within 15 days after the date it is required (or would otherwise have been required) to file such reports, information and documents. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     (b) In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such filing). In addition, the Company shall furnish to the Holders and to prospective investors, upon the requests of Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act.
     (c) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders under this Section 3.03.
     (d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
     Section 3.04 Compliance Certificate
     (a) The Company shall deliver to the Trustee, on or prior to the last day of the fifth month after the end of each fiscal year of the Company, a statement signed by two Officers of the Company (one of whom shall be the principal financial, principal accounting or principal executive officer of the Company), which statement need not constitute an Officers’ Certificate, complying with TIA Section 314(a)(4) and stating that in the course of performance by the signing Officers of the Company of their duties as such Officers, they would normally obtain knowledge of the keeping, observing, performing and fulfilling by the Company, of its obligations under this Indenture, and further stating, as to each such Officer signing such statement, that to the best of his knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto).
     (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company becoming aware of any Default or Event of Default under this Indenture, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
     Section 3.05 Limitation on Liens
     After the date hereof and so long as any Securities are outstanding, the Company shall not, and shall not permit any Subsidiary of the Company to, issue, assume or guarantee any Indebtedness secured by a mortgage, pledge, lien, security interest or encumbrance (any mortgage, pledge, lien, security interest or encumbrance being hereinafter in this Article referred to as a “mortgage” or “mortgages” or as a “lien” or “liens”) of, or upon any property of the Company or of any Subsidiary of the Company, without effectively providing that the Securities (together with, if the Company shall so determine, any other Indebtedness of the Company ranking equally with the Securities) shall be equally and ratably secured with such Indebtedness; provided, however, that the foregoing restriction shall not apply to:
     (a) any purchase money mortgage created by the Company or a Subsidiary of the Company to secure all or part of the purchase price of any property (or to secure a loan made to enable the Company or a Subsidiary of the Company to acquire the property described in such mortgage), provided that the principal amount of the Indebtedness secured by any such mortgage, together with all other Indebtedness secured by a mortgage on such property, shall not exceed the purchase price of the property acquired;
     (b) any mortgage existing on any property at the time of the acquisition thereof by the Company or a Subsidiary of the Company whether or not assumed by the Company or a Subsidiary of the Company, and any mortgage on any property acquired or constructed by the Company or a Subsidiary of the Company and created not later than 12 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later; provided, however, that, if assumed or created by the Company or a Subsidiary of the Company, the principal amount of the Indebtedness secured by such mortgage, together with all other Indebtedness secured by a mortgage on such property, shall not exceed the purchase price of the property, acquired and/or the cost of the property constructed;
     (c) any mortgage created or assumed by the Company or a Subsidiary of the Company on any contract for the sale of any product or service or any rights thereunder or any proceeds therefrom, including accounts and other receivables, related to the operation or use of any property acquired or constructed by the Company or a Subsidiary of the Company and created not later than 12 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later;

     (d) any mortgage existing on any property of a Subsidiary of the Company at the time it becomes a Subsidiary of the Company and any mortgage on property existing at the time of acquisition thereof;
     (e) any refunding or extension of maturity, in whole or in part, of any mortgage created or assumed in accordance with the provisions of subdivision (a), (b), (c) or (d) above or (j), (p), or (cc) below, provided that the principal amount of the Indebtedness secured by such refunding mortgage or extended mortgage shall not exceed the principal amount of the Indebtedness secured by the mortgage to be refunded or extended outstanding at the time of such refunding or extension and that such refunding mortgage or extended mortgage shall be limited in lien to the same property that secured the mortgage so refunded or extended;
     (f) any mortgage created or assumed by the Company or a Subsidiary of the Company to secure loans to the Company or a Subsidiary of the Company maturing within 12 months of the date of creation thereof and not renewable or extendible by the terms thereof at the option of the obligor beyond such 12 months, and made in the ordinary course of business;
     (g) mechanics’ or materialmen’s liens or any lien or charge arising by reason of pledges or deposits to secure payment of workmen’s compensation or other insurance, good faith deposits in connection with tenders or leases of real estate, bids or contracts (other than contracts for the payment of money), deposits to secure public or statutory obligations, deposits to secure or in lieu of surety, stay or appeal bonds and deposits as security for the payment of taxes or assessments or other similar charges;
     (h) any mortgage arising by reason of deposits with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Company or a Subsidiary of the Company to maintain self-insurance or to participate in any fund for liability on any insurance risks or in connection with workmen’s compensation, unemployment insurance, old age pensions or other social security or to share in the privileges or benefits required for companies participating in such arrangements;
     (i) mortgages upon rights-of-way;
     (j) undetermined mortgages and charges incidental to construction or maintenance;
     (k) the right reserved to, or vested in, any municipality or governmental or other public authority or railroad by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right, power, franchise, grant, license or permit;
     (l) the lien of taxes and assessments which are not at the time delinquent;
     (m) the lien of specified taxes and assessments which are delinquent but the validity of which is being contested in good faith at the time by the Company or a Subsidiary of the Company;

     (n) the lien reserved in leases for rent and for compliance with the terms of the lease in the case of leasehold estates;
     (o) defects and irregularities in the titles to any property (including rights-of-way and easements) which are not material to the business of the Company and its Subsidiaries considered as a whole;
     (p) any mortgages securing Indebtedness neither assumed nor guaranteed by the Company or a Subsidiary of the Company nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate (including rights-of-way and easements) acquired by the Company or a Subsidiary of the Company, which mortgages do not materially impair the use of such property for the purposes for which it is held by the Company or such Subsidiary of the Company;
     (q) easements, exceptions or reservations in any property of the Company or a Subsidiary of the Company granted or reserved for the purpose of pipelines, roads, telecommunication equipment and cable, streets, alleys, highways, railroad purposes, the removal of oil, gas, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, facilities and equipment, which do not materially impair the use of such property for the purposes for which it is held by the Company or such Subsidiary of the Company;
     (r) rights reserved to or vested in any municipality or public authority to control or regulate any property of the Company or a Subsidiary of the Company, or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by the Company or such Subsidiary of the Company;
     (s) any obligations or duties, affecting the property of the Company or a Subsidiary of the Company, to any municipality or public authority with respect to any franchise, grant, license or permit;
     (t) the liens of any judgments in an aggregate amount not in excess of $2,000,000 or the lien of any judgment the execution of which has been stayed or which has been appealed and secured, if necessary, by the filing of an appeal bond;
     (u) zoning laws and ordinances;
     (v) any mortgage existing on any office equipment, data processing equipment (including computer and computer peripheral equipment) or transportation equipment (including motor vehicles, aircraft and marine vessels);
     (w) leases now or hereafter existing and any renewals or extensions thereof;
     (x) any lien on inventory and receivables incurred in the ordinary course of business to secure Indebtedness incurred for working capital purposes including liens incurred in connection with a sale of receivables;

     (y) any mortgage of the Company securing any Credit Facility and all Obligations and Hedging Obligations relating to such Indebtedness (but excluding any Credit Facility with Williams or any Williams Group Affiliate, as lender);
     (z) any mortgage in favor of the Company;
     (aa) any mortgage existing on the date of this Indenture;
     (bb) any mortgage on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing; and
     (cc) any mortgage not permitted by clauses (a) through (bb) above if at the time of, and after giving effect to, the creation or assumption of any such mortgage, the aggregate of all Indebtedness of the Company and its Subsidiaries secured by all such mortgages not so permitted by clauses (a) through (bb) above do not exceed 15% of Consolidated Net Tangible Assets.
     In the event that the Company or a Subsidiary of the Company shall hereafter secure the Securities equally and ratably with any other obligation or Indebtedness pursuant to the provisions of this Section 3.5, the Trustee is hereby authorized at the written direction of the Company to enter into an indenture supplemental hereto and to take such action, if any, as necessary to enable it to enforce the rights of the Holders of the Securities so secured, equally and ratably with such other obligation or Indebtedness.
     The Trustee, at its request, may require and be provided with an Opinion of Counsel as conclusive evidence that any such supplemental indenture or steps taken to secure the Securities equally and ratably comply with the provisions of this Section 3.5.
     Section 3.06 Limitation on Sale and Leaseback Transactions
     The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction with any Person (other than the Company or any of its Subsidiaries) unless:
     (a) such Sale and Leaseback Transaction occurs within one year from the date of completion of the acquisition of the property subject thereto or the date of the completion of construction, development, or substantial repair or improvement, or commencement of full operations on such property, whichever is later;
     (b) the Sale and Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;
     (c) the Company or any such Subsidiary would be entitled under Section 3.05 to incur a mortgage securing Indebtedness, in a principal amount equal to or exceeding the Attributable Debt from such Sale and Leaseback Transaction, without equally and ratably securing the Securities pursuant to Section 3.05; or
     (d) the Company or any such Subsidiary, within a one-year period after such Sale and Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable

Debt from such Sale and Leaseback Transaction to (a) the permanent prepayment, repayment, redemption, reduction, or retirement of any of the Company’s or any of its Subsidiaries’ Senior Debt that is owed to any Person other than an Affiliate of the Company, or (b) the expenditure or expenditures for property used or to be used in the ordinary course of Company’s business or that of any of its Subsidiaries.
     Notwithstanding the foregoing, the Company may, and may permit any of its Subsidiaries to, effect any Sale and Leaseback Transaction that is not excepted by clauses (a) through (d), inclusive, of this Section 3.06, provided that the Attributable Debt from such Sale and Leaseback Transaction, together with the aggregate principal amount of outstanding Indebtedness (other than the Securities) secured by mortgages (other than mortgages permitted under Section 3.05 hereof) and the aggregate amount of Attributable Debt deemed to be outstanding in respect of all other Sale and Leaseback Transactions (excluding those otherwise permitted by clauses (a) through (d), inclusive, of this Section 3.06), does not exceed 15% of Consolidated Net Tangible Assets.
ARTICLE IV
CONSOLIDATION, MERGER AND SALE
     Section 4.01 Limitation on Mergers and Consolidations
     The Company shall not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (a) the corporation, limited liability company, limited partnership, joint stock company, or trust formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities, and the performance of every covenant of this Indenture on the part of the Company to be performed or observed, (b) immediately after giving effect to such transaction, no Default or Event of Default, shall have happened and be continuing, and (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     Section 4.02 Successors Substituted
     In case of any such consolidation, merger, sale, lease, conveyance or transfer, and following such an assumption by the successor Person, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.
     In case of any such consolidation, merger, sale, lease, conveyance or transfer, such changes in phrasing and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate. In the event of any such sale, conveyance or transfer (other than a conveyance by way of lease), the Company or any successor Person which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture, and the Securities and may be liquidated and dissolved.
ARTICLE V
DEFAULTS AND REMEDIES
     Section 5.01 Events of Default
     “Event of Default,” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or
     (2) default in the payment of the principal of (or premium, if any, on) any Security at its Maturity; or
     (3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; provided, however, that if such default is not capable of remedy within such 60-day period, such 60-day period shall be extended by an additional 60 days so long as (i) such default is subject to cure and (ii) the Company is using commercially reasonable efforts to cure such default; and provided further that the occurrence of any of the events described in this clause (3) shall not constitute an Event of Default if such occurrence is the result of changes in generally accepted accounting principles as recognized by the American Institute of Certified Public Accountants at the date as of which this Indenture is executed and a certificate to such effect is delivered to the Trustee by the Company’s independent public accountants; or
     (4) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or
     (5) the commencement by the Company of a voluntary case or proceeding under any applicable federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of the property of the Company, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.
     The Trustee shall not be deemed to have knowledge or notice of a Default or Event of Default unless a Responsible Officer at the Corporate Trust Office of the Trustee has actual knowledge of such Default or Event of Default or the Trustee receives written notice at the Corporate Trust Office of the Trustee of such Default or Event of Default with specific reference to such Default from the Company or a Holder.
     When a Default is cured, or when an Event of Default is deemed cured pursuant to Section 5.04, such Default, or Event of Default, as the case may be, ceases.
     Section 5.02 Acceleration
     If an Event of Default (other than an Event of Default specified in clause (4) or (5) of Section 5.01 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities by notice to the Company and the Trustee, may declare the principal of and premium, if any, and accrued and unpaid interest on all then outstanding Securities to be due and payable immediately. Upon any such declaration the amounts due and payable on the Securities, as determined in accordance with the next succeeding paragraph, shall be due and payable immediately. If an Event of Default specified in clause (4) or (5) of Section 5.01 hereof occurs, the principal of and premium, if any, and accrued and unpaid interest on all Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.
     At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of a majority in principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:
     (A) all overdue interest on all Securities,
     (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate then borne by such Securities or in this Indenture,
     (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate then borne by the Securities or in this Indenture, and
     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;
and
     (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.04.
     No such rescission shall affect any subsequent Default or impair any right consequent thereon.
     If the maturity of the Securities is accelerated pursuant to this Section 5.02, 100% of the principal amount thereof shall become due and payable plus premium, if any, and accrued interest to the date of payment.
     Section 5.03 Other Remedies
     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
     Section 5.04 Waiver of Existing Defaults
     Subject to Sections 5.07 and 8.02 hereof, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences (including waivers obtained in connection with a tender offer or exchange offer for the Securities or a solicitation of consents in respect of the Securities, provided that in each case such offer or solicitation is made to all Holders of the Securities then outstanding on equal terms), except (1) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on the Securities or (2) a continuing Default in respect of a provision that under Section 8.02 hereof cannot be amended without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
     Section 5.05 Control by Majority
     The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it hereunder. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
     Section 5.06 Limitations on Suits
     Subject to Section 5.07 hereof, a Holder may pursue a remedy with respect to this Indenture or the Securities only if:
     (1) such Holder gives to the Trustee written notice of a continuing Event of Default;
     (2) the Holders of at least 25% in principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
     (5) during such 60-day period the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request.
     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
     Section 5.07 Rights of Holders to Receive Payment
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, and premium, if any, and interest on the Security, on or after the respective due dates expressed or provided for in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.
     Section 5.08 Collection Suit by Trustee
     If an Event of Default specified in clause (1) or (2) of Section 5.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the amount of principal and premium, if any, and interest remaining unpaid on the Securities, and interest on overdue principal, premium, if any, to the extent lawful, interest on overdue interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     Section 5.09 Trustee May File Proofs of Claim
     The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participating as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or its creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 5.10 Priorities
     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:
     First: to the Trustee for amounts due under Section 6.07 hereof;
     Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and
     Third: to the Company.
     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Article.
     Section 5.11 Undertaking for Costs
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 hereof, or a suit by a Holder or Holders of more than 10% in principal amount of the Securities then outstanding.
ARTICLE VI
TRUSTEE
     Section 6.01 Duties of Trustee
     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
     (b) Except during the continuance of an Event of Default:
     (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine such certificates and opinions to determine whether or not, on their face, they appear to conform substantially to the requirements of this Indenture.
     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05 hereof; and
     (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, and premium if any, and interest on the Securities.
     Section 6.02 Rights of Trustee
     (a) The Trustee may rely conclusively on any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both covering such matters as the Trustee shall reasonably request. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
     (f) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.
     (g) The Trustee’s immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend and be enforceable by the Trustee in each of its capacities hereunder and shall extend to the Trustee’s officers, directors, agents, attorneys and employees. Such immunities and protections and right to indemnity, together with the Trustee’s right to compensation and reimbursement of expenses, shall survive the Trustee’s resignation or removal, the discharge of this Indenture and final payment of the Securities.
     (h) The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.
     (i) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering memorandum or other disclosure material distributed with respect to the Securities, and the Trustee shall have no responsibility for compliance with any state or federal securities laws in connection with the Securities.
     (j) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
     (k) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
     (l) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

     Section 6.03 Individual Rights of Trustee
     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 6.10 and 6.11 hereof.
     Section 6.04 Trustee’s Disclaimer
     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.
     Section 6.05 Notice of Defaults
     If a Default or Event of Default occurs and is continuing and it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.
     Section 6.06 Reports by Trustee to Holders
     On or before July 15 of each year, beginning with July 15, 2006, the Trustee shall mail to Holders a brief report dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto, that complies with TIA Section 313(a); provided, however, that if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted. The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Sections 313(c) and 313(d).
     A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company shall notify the Trustee if and when the Securities are listed on any stock exchange or delisted therefrom.
     Section 6.07 Compensation and Indemnity
     The Company agrees to pay to the Trustee from time to time such compensation as agreed to by the Company and the Trustee, for its acceptance of this Indenture and its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company agrees to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

     The Company agrees to fully indemnify the Trustee or any predecessor Trustee and their agents for and to hold them harmless against any and all loss, liability damage, claims, or expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person), except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
     The Company shall not be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.
     To secure the payment obligations of the Company in this Section 6.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, and premium, if any, and interest and on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture.
     Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(4) or (5) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
     The obligations of the Company under this Section shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
     Section 6.08 Replacement of Trustee
     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 6.08.
     The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:
     (1) the Trustee fails to comply with Section 6.10 hereof;
     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (3) a Custodian or public officer takes charge of the Trustee or its property; or
     (4) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities then outstanding may petition (at the expense of the Company) any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.
     If the Trustee fails to comply with Section 6.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 6.08 hereof, the obligations of the Company under Section 6.07 hereof shall continue for the benefit of the retiring Trustee.
     Section 6.09 Successor Trustee by Merger, etc
     Subject to Section 6.10 hereof, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided, however, that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all of the Trustee’s liabilities hereunder.
     In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.
     Section 6.10 Eligibility; Disqualification
     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by federal or State (or the District of Columbia) authority and shall have, or be a Subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.
     This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to and shall comply with the provisions of TIA Section 310(b) during the period of time required by this Indenture. Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b). For purposes of clause (i) of the proviso to TIA Section 310(b), the following indentures are specifically described: the Senior Indenture dated as of July 15, 1996 between the Company and JPMorgan Chase Bank, N.A., as successor trustee, the Senior Indenture dated as of January 16, 1998 between the Company and JPMorgan Chase Bank, N.A., as successor trustee, the Indenture dated as of August 17, 2001 between the Company and JPMorgan Chase Bank, N.A., as successor trustee, the Indenture dated as of July 3, 2002 between the Company and JPMorgan Chase Bank, N.A., as successor trustee, and the Indenture dated as of December 17, 2004 between the Company and JPMorgan Chase Bank, N.A.
     Section 6.11Preferential Collection of Claims Against Company
     The Trustee is subject to and shall comply with the provisions of TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
ARTICLE VII
DISCHARGE OF INDENTURE
     Section 7.01 Termination of Company’s Obligations
     (a) This Indenture shall cease to be of further effect (except that the Company’s obligations under Section 6.07 hereof and the Trustee’s and Paying Agent’s obligations under Sections 7.02 and 7.03 hereof shall survive), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture and the Securities, when:
     (1) either
     (A) all outstanding Securities theretofore authenticated and issued (other than destroyed, lost or stolen Securities that have been replaced or paid) have been delivered to the Trustee for cancellation; or
     (B) all outstanding Securities not theretofore delivered to the Trustee for cancellation:
     (i) have become due and payable,

     (ii) will become due and payable at their Stated Maturity within one year, or
     (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as funds (immediately available to the Holders in the case of clause (i)) in trust for such purpose an amount that will be sufficient to pay and discharge the entire indebtedness on the Securities for principal, premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
     (2) the Company has paid all other sums payable by it hereunder; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, together with an Opinion of Counsel to the same effect.
     (b) The Company may, subject as provided herein, terminate all of its obligations under this Indenture with respect to the Securities if:
     (1) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments dedicated solely to the benefit of the Holders (i) cash in an amount sufficient, or (ii) U.S. Government Obligations, the principal of interest on which is sufficient or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay, without consideration of the reinvestment of any such amounts and after payment of all taxes or other charges or assessments in respect thereof payable by the Trustee, the principal of, and premium, if any, and interest on all Securities on each date that such principal, premium, if any, or interest is due and payable and to pay all other sums payable by it hereunder; provided that the Trustee shall have been irrevocably instructed to apply such money and/or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Securities as the same shall become due;
     (2) the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Securities have been complied with, and an Opinion of Counsel to the same effect;
     (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as clauses (4) and (5) of Section 5.01 hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);
     (4) the Company shall have delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee or a tax ruling to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this Section 7.01(b) and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised;
     (5) such deposit and discharge will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;
     (6) such deposit and discharge shall not cause the Trustee to have a conflicting interest as defined in TIA Section 310(b);
     (7) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the passage of 91 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and
     (8) if the Securities are to be redeemed, the Company shall have irrevocably instructed the Trustee to give notice of such redemption in the name, and at the expense, of the Company, under arrangements satisfactory to the Trustee.
     In such event, this Indenture shall cease to be of further effect (except as provided in the next succeeding paragraph).
     However, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 3.02, 4.01, 6.07, 6.08, 7.01 and 7.04 hereof and the Trustee’s and Paying Agent’s obligations in Sections 7.02 and 7.03 hereof shall survive until the Securities are no longer outstanding. Thereafter, only the Company’s obligations in Section 6.07 hereof and the Trustee’s and Paying Agent’s obligations in Sections 7.02 and 7.03 hereof shall survive such satisfaction and discharge.
     After such irrevocable deposit made pursuant to this Section 7.01(b) and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under this Indenture except for those surviving obligations specified above.
     In order to have money available on a payment date to pay principal of, premium, if any, or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer’s option.

     Section 7.02 Application of Trust Money
     The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 7.01 hereof. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.
     Section 7.03 Repayment to Company
     The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.
     Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.
     Section 7.04 Reinstatement
     If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 7.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 hereof until such time as the Trustee or the Paying Agent is permitted to apply all such money or U. S. Government Obligations in accordance with Section 7.01 hereof; provided, however, that if the Company has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or the Paying Agent.
ARTICLE VIII
AMENDMENTS
     Section 8.01 Without Consent of Holders
     The Company and the Trustee may amend or supplement this Indenture or any of the Securities or waive any provision hereof or thereof without the consent of any Holder:
     (1) to cure any ambiguity, omission, defect or inconsistency;

     (2) to comply with Sections 4.01 and 4.02 hereof;
     (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;
     (4) to add any additional Events of Default;
     (5) to add to, change or eliminate any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;
     (6) to provide for the acceptance of appointment hereunder of a successor trustee in compliance with the provisions hereof;
     (7) to secure the Securities pursuant to the requirements of Section 3.05 or otherwise;
     (8) to comply with any requirement in order to effect or maintain the qualification of this Indenture under the TIA;
     (9) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;
     (10) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or
     (11) to make any change that does not adversely affect the rights hereunder of any Holder in any material respect.
     Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Section and make any further appropriate agreements and stipulations that may be therein contained. After an amendment, supplement or waiver under this Section 8.01 becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
     Section 8.02 With Consent of Holders
     Except as provided below in this Section 8.02, the Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent (including consents obtained in connection with a tender offer or exchange offer for the Securities or a solicitation of consents in respect of the Securities, provided that in each case such offer or solicitation is made to all Holders of the Securities then outstanding on equal terms) of the Holders of at least a majority in principal amount of the Securities then outstanding.

     Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture.
     It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
     The Holders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities (including waivers obtained in connection with a tender offer or exchange offer for the Securities or a solicitation of consents in respect of the Securities, provided that in each case such offer or solicitation is made to all Holders of the Securities then outstanding on equal terms).
     Without the consent of each Holder affected, an amendment, supplement or waiver under this Section may not:
     (1) reduce the percentage of principal amount of the Securities whose Holders must consent to an amendment, supplement or waiver;
     (2) reduce the rate of or change the time for payment of interest, including default interest, on any Security;
     (3) reduce the principal of or change the fixed maturity of any Security or alter the premium or other provisions with respect to redemption under Section 9.07 or specified in the Securities;
     (4) change the place of payment or make any Security payable in money other than that stated in the Security;
     (5) impair the right to institute suit for the enforcement of any payment of principal of, or premium, if any, or interest on any Security pursuant to Sections 5.07 and 5.08 hereof, except as limited by Section 5.06 hereof;
     (6) make any change in the percentage of principal amount of the Securities necessary to waive compliance with certain provisions of this Indenture pursuant to Section 5.04 or 5.07 hereof or this clause of this Section 8.02; or
     (7) waive a continuing Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Securities.
     Section 8.03 Compliance with Trust Indenture Act
     Every amendment to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.

     Section 8.04 Revocation and Effect of Consents
     A consent to an amendment (which includes a supplement) or waiver by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives written notice of revocation at any time prior to (but not after) the date the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver or to take any other action under this Indenture. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of the Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.
     After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (1) through (7) of Section 8.02 hereof. In such case, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Security.
     Section 8.05 Notation on or Exchange of Securities
     If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.
     Section 8.06 Trustee to Sign Amendments, etc.
     The Trustee shall sign any amendment, waiver or supplemental indenture authorized pursuant to this Article if the amendment, waiver or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, waiver or supplemental indenture, the Trustee shall receive, and subject to Section 6.01 hereof, shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate, as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.
ARTICLE IX
REDEMPTION
     Section 9.01 Notices to Trustee
     If the Company elects to redeem Securities pursuant to the redemption provisions of Section 9.07, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a Redemption Date (unless the Trustee consents in writing to a shorter period of at least 30 days prior to the Redemption Date), an Officers’ Certificate setting forth the Redemption Date and the principal amount of such Securities to be redeemed.
     Section 9.02 Selection of Securities to be Redeemed
     If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by such method as the Trustee in its sole discretion shall deem appropriate. The particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 days nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Securities not previously called for redemption.
     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of them selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess of $2,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.
     Section 9.03 Notices to Holders
     (a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail in conformity with Section 10.02 a notice of redemption to each Holder whose Securities are to be redeemed.
     The Notice shall identify the Securities to be redeemed (including CUSIP numbers, if any) and shall state:
     (i) the Redemption Date;
     (ii) the Redemption Price, or if not yet known, the manner in which it will be calculated;
     (iii) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

     (iv) the name and address of the Paying Agent;
     (v) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;
     (vi) that unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities; and
     (vii) the aggregate principal amount of Securities being redeemed.
     If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.
     The Trustee shall not be responsible for the calculation of the Redemption Price. The Company shall notify the Trustee of the Redemption Price promptly after the calculation thereof.
     (b) At the Company’s request, the Trustee shall give the notice required in Section 9.03(a) in the Company’s name; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless the Trustee consents in writing to a shorter period at least 30 days prior to the Redemption Date), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 9.03(a).
     Section 9.04 Effect of Notices of Redemption
     Once notice of redemption is mailed pursuant to Section 9.03, Securities called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to the Paying Agent, such Securities shall be paid out at the Redemption Price.
     Section 9.05 Deposit of Redemption Price
     At or prior to 11:00 am New York City time on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price of all Securities to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose less the expenses of the Trustee as provided herein.
     If the Company complies with the preceding paragraph, interest on the Securities or portions thereof to be redeemed (whether or not such Securities are presented for payment) will cease to accrue on the applicable Redemption Date. If any Security called for redemption shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, then interest will be paid on the unpaid principal and premium, if any, from the Redemption Date until such principal and premium are paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 3.01.

     Section 9.06 Securities Redeemed in Part
     Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder, at the expense of the Company, a new Security equal in principal amount to the unredeemed portion of the Security surrendered.
     Section 9.07 Optional Redemption
     The Securities may be redeemed at any time, at the option of the Company, in whole or from time to time in part, at the Redemption Price specified in such Securities.
     Any redemption pursuant to this Section 9.07 shall be made, to the extent applicable, pursuant to the provisions of Sections 9.01 through 9.06.
ARTICLE X
MISCELLANEOUS
     Section 10.01 Trust Indenture Act Controls
     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA if this Indenture were qualified thereunder, the required provision shall control. If this Indenture excludes any provision of the TIA that is required to be included if this Indenture were qualified thereunder, such provision shall be deemed included herein.
     Section 10.02 Notices
     Any notice or communication to the Company or the Trustee hereunder is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the applicable address set forth below:
If to the Company:
Transcontinental Gas Pipe Line Corporation
2800 Post Oak Blvd.
Houston, Texas 77056
Telecopier No.: (713) 215-2435
Attention: Treasurer
If to the Trustee:
JPMorgan Chase Bank, N.A.
4 New York Plaza
15th Floor
New York, New York 10004
Telecopier No.: (212) 623-6167

Attention: Worldwide Securities Services
     Each of the Company and the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.
     All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt.
     Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder’s address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
     All notices or communications, including without limitation notices to the Trustee or the Company by Holders, shall be in writing, except as set forth below, and in the English language.
     In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.
     Section 10.03 Communication by Holders with Other Holders
     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).
     Section 10.04 Certificate and Opinion as to Conditions Precedent
     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee:
     (1) an Officers’ Certificate (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
     Notwithstanding the foregoing, no such Opinion of Counsel shall be required in connection with the issuance of the Securities on the Initial Issue Date.
     Section 10.05 Statements Required in Certificate or Opinion
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
     Section 10.06 Rules by Trustee and Agents
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.
     Section 10.07 Legal Holidays
     Except as provided in the Securities, if a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
     Section 10.08 No Recourse Against Others
     A director, officer, employee or stockholder of the Company as such, shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     Section 10.09 Governing Law
     This Indenture and the Securities shall be governed by and constructed in accordance with the laws of the State of New York.
     Section 10.10 No Adverse Interpretation of Other Agreements
     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, or any other Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 10.11 Successors
     All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
     Section 10.12 Severability
     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 10.13 Counterpart Originals
     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     Section 10.14 Table of Contents, Headings, etc
     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Company : TRANSCONTINENTAL GAS PIPE LINE CORPORATION
By:	/s/ Richard D. Rodekohr
	Name:	Richard D. Rodekohr
	Title:	Vice President and Treasurer

Trustee : JPMORGAN CHASE BANK, N.A.
By:	/s/ Joanne Adamis
	Name:	Joanne Adamis
	Title:	Vice President

EXHIBIT A
[FACE OF SECURITY]
[Global Securities Legend]
     [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITORY TRUST COMPANY SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1
     [THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:
     (1) REPRESENTS THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, OR (B) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;
     (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO TRANSCONTINENTAL GAS PIPE LINE CORPORATION OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER

[1]	This paragraph should be included only if the Security is a Global Security.

REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH OF THE CASES, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION;
     (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND
     (4) AGREES THAT, BEFORE THE HOLDER OFFERS, SELLS OR OTHERWISE TRANSFERS THIS SECURITY, TRANSCONTINENTAL GAS PIPE LINE CORPORATION MAY REQUIRE THE HOLDER OF THIS SECURITY TO DELIVER A WRITTEN OPINION, CERTIFICATIONS AND/OR OTHER INFORMATION THAT IT REASONABLY REQUIRES TO CONFIRM THAT SUCH PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES.
     AS USED IN THIS SECURITY, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.] 2
TRANSCONTINENTAL GAS PIPE LINE CORPORATION
6.40% Senior Note due 2016
CUSIP [ ___________]

No. [RA] [RS] [R] –	$___
     Transcontinental Gas Pipe Line Corporation, a Delaware corporation (the “Company”), for value received promises to pay to                                                              or registered assigns, the principal sum of                                          United States Dollars [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security] 3 on April 15, 2016 (the “Stated Maturity Date”).

[2]	This legend shall not be included in Exchange Notes.

[3]	This phrase should be included only if the Security is a Global Security.

Initial Issue Date:	April 11, 2006

Interest Payment Dates:	April 15 and October 15, beginning October 15, 2006

Record Dates:	April 1 and October 1
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.
     Dated:

TRANSCONTINENTAL GAS PIPE LINE CORPORATION

By:

Name:

Title:

Certificate of Authentication:
JPMORGAN CHASE BANK, N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:

Authorized Officer

[REVERSE OF SECURITY]
TRANSCONTINENTAL GAS PIPE LINE CORPORATION
6.40% Senior Note due 2016
     This Security is one of a duly authorized issue of 6.40% Senior Notes due 2016 (the “Securities”) of Transcontinental Gas Pipe Line Corporation, a Delaware corporation (the “Company”).
     1. Interest. The Company promises to pay interest on the principal amount of this Security at the rate of 6.40% per annum from April 11, 2006 until maturity. The Company will pay interest semiannually on April 15 and October 15 of each year (each an “Interest Payment Date”). Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from April 11, 2006; provided that if there is no existing default in the payment of interest, and if this Security is authenticated between a record date set forth on the face hereof (each a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 15, 2006 and interest accrued from April 11, 2006 shall be payable on such date. Further, the Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     If an Interest Payment Date, the Stated Maturity Date or a Redemption Date falls on a day that is not a Business Day, payment of principal and interest due on that date shall be made on the next following day that is a Business Day and no interest shall accrue for the period from and after the Interest Payment Date, Stated Maturity Date or such Redemption Date, as the case may be, on the payment so deferred.
     Interest payments on this Security will include interest accrued to but excluding the Interest Payment Dates or the Stated Maturity Date (or any Redemption Date), as the case may be.
     [Holders of Securities are entitled to the benefits of a registration rights agreement, dated as of April 11, 2006, between the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”). In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest (“Additional Interest “) will accrue on the affected Transfer Restricted Securities (as defined in the Registration Rights Agreement). The rate of Additional Interest will be 0.25% per annum on the principal amount of the Transfer Restricted Securities held by such Holder for the first 90-day period immediately following the occurrence of a Registration Default, increasing by an additional 0.25% per annum on the principal amount of the Transfer Restricted Securities with respect to each subsequent 90-day period thereafter up to a maximum amount of Additional Interest for all Registration Defaults of

0.50% per annum, from and including the date on which any such Registration Default shall occur to, but excluding, the earlier of (1) the date on which all Registration Defaults have been cured or (2) the date on which all Transfer Restricted Securities otherwise become freely transferrable by Holders other than Affiliates of the Company without further registration under the Securities Act. Pursuant to the Registration Rights Agreement the Company shall not be required to pay Additional Interest with respect to more than one Registration Default at any one time. Additional Interest shall be payable to the same Persons, at the same times and in the same manner as ordinary interest.] 4
     2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the Record Date next preceding the Interest Payment Date (whether or not a Business Day), even if such Securities are canceled after such Record Date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payments of principal and; provided, that, installments of interest payable on a Redemption Date or on the Stated Maturity Date shall be payable to the Persons to whom principal of the Securities are payable, premium, if any. The Company will pay the principal of, and premium, if any, and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
     3. Ranking. The Securities are senior unsecured obligations of the Company.
     4. Optional Redemption. The Securities may be redeemed at any time, at the option of the Company, in whole or from time to time in part, at a price equal to the sum of (i) 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date, if any; plus (ii) the Make-Whole Amount (defined below).
     “Make-Whole Amount” means the excess, if any, of: (i) the aggregate present value as of the Redemption Date of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the Redemption Date) that would have been payable in respect of such dollar if such redemption had not been made, determined by discounting, on a

[4]	Do not include in Exchange Notes.

semiannual basis, such principal and interest at the Treasury Rate (defined below) (determined on the Business Day preceding the Redemption Date) plus 0.35%, from the respective dates on which such principal and interest would have been payable if such redemption had not been made; over (ii) the principal amount of the Security being redeemed.
     “Treasury Rate” means, in connection with the calculation of any Make-Whole Amount with respect to any Security, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such statistical release is no longer published, any publicly available source of similar market data), equal to the then remaining maturity of the Security being prepaid. If no maturity exactly corresponds to such maturity, yields for the published maturities occurring prior to and after such maturity most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.
     Periodic interest installments with respect to which the Interest Payment Date is prior to any Redemption Date will be payable to Holders of record at the close of business on the relevant Record Dates referred to herein, all as provided in the Indenture.
     Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $2,000 may be redeemed in part but only in integral multiples of $1,000 and only to the extent that the Securities that remain outstanding following such redemption will have denominations of at least $2,000. On or after the Redemption Date interest will cease to accrue on Securities or on the portions thereof called for redemption, as the case may be.
     The Trustee shall not be responsible for the calculation of the Redemption Price. The Company shall notify the Trustee of the Redemption Price promptly after the calculation thereof.
     5. Paying Agent and Registrar. Initially, JPMorgan Chase Bank, N.A. (the “Trustee”), the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent and Registrar, co-registrar or additional paying agent without notice to any Holder. The Company or any of its subsidiaries may act in any such capacity.
     6. Indenture. The Company issued the Securities under an Indenture dated as of April 11, 2006 (as amended, supplemented or otherwise modified form time to time, the “Indenture”) between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of execution of the Indenture (the “TIA”). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are unsecured general obligations of the Company. Capitalized terms used but not defined in this Security have the respective meanings given to such terms in the Indenture.

     7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Securities during the period between a Record Date and the corresponding Interest Payment Date.
     8. Persons Deemed Owners. Except as set forth in the Indenture, the registered Holder of a Security shall be treated as its owner for all purposes.
     9. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and compliance in a particular instance by the Company with any provision of the Indenture may be waived (other than certain provisions, including any continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on the Securities) by the Holders of at least a majority in principal amount of the Securities then outstanding in accordance with the terms of the Indenture. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency; to comply with the Indenture in the case of the merger, consolidation or sale or other disposition of the assets of the Company substantially as an entirety; to provide for uncertificated Securities in addition to or in place of certificated Securities; to add any additional Events of Default; to provide for the acceptance under the Indenture of a successor trustee in compliance with the provisions thereof; to secure the Securities pursuant to the requirements under the Indenture; to comply with any requirements in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended; to comply with any requirements of the SEC in connection with qualifying the Indenture under the TIA; to add to the covenants of the Company for the benefit of the Holders or to surrender any power conferred upon the Company; or to make any change that does not adversely affect the rights of any Holder in any material respect.
     Without the consent of each Holder affected, the Company may not (i) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security, (iii) reduce the principal of or change the fixed maturity of any Security or alter the premium or other provisions with respect to redemption, (iv) change the place of payment or make any Security payable in money other than that stated in the Security, (v) impair the right to institute suit for the enforcement of any payment of principal of, or premium, if any, or interest on any Security, (vi) make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of the Indenture or (vii) waive a continuing Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Securities.
     10. Defaults and Remedies. Events of Default include: default in payment of interest on the Securities for 30 days; default in payment of principal of, or premium, if any, on the

Securities; default in the performance, or breach, of any of its other covenants, warranties or agreements in the Indenture by the Company for 60 days after written notice by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Securities then outstanding (provided, however, that if such default is not capable of remedy within such 60-day period, such 60-day period shall be extended by an additional 60 days so long as (i) such default is subject to cure and (ii) the Company is using commercially reasonable efforts to cure such default), subject to the provisions of the Indenture; certain voluntary or involuntary events involving bankruptcy, insolvency or reorganization of the Company. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare the principal of, and premium, if any, and accrued and unpaid interest on all the Securities to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company, all outstanding Securities become due and payable immediately without further action or notice. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus premium, if any, and accrued interest to the date of payment. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or premium, if any, or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.
     11. Discharge Prior to Maturity. The Indenture shall be discharged and canceled upon the payment of all of the Securities and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations sufficient for such payment.
     12. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.
     13. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.
     14. Authentication. This Security shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.
     15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     17. Governing Law. The Indenture and the Securities shall be governed by and constructed in accordance with, the laws of the State of New York.
     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:
Transcontinental Gas Pipe Line Corporation
2800 Post Oak Blvd.
Houston, Texas 77056
Telecopier No.: (713) 215-2435
Attention: Treasurer

ASSIGNMENT FORM
     To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                              as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

(Participant in a Recognized Signature Guaranty Medallion Program)
[In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred as specified below:
CHECK ONE

(1) ☐	to the Company or a Subsidiary thereof; or

(2) ☐	to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3) ☐	outside the United States to a “foreign person” in compliance with Rule 904 of Regulation S under the Securities Act of 1933; or

(4) ☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(5) ☐	pursuant to an exemption from the registration requirements of the Securities Act of 1933, provided by Rule 144 thereunder.
and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933 (an “Affiliate”):
     ☐ The transferee is an Affiliate of the Company.
     Unless one of items (1) through (5) above is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) or (5) is checked, the Company may require, prior to registering any such transfer of the Securities, in its sole discretion, such written legal opinions, certifications (including an investment letter, and in the case of a transfer pursuant to item (3), a Regulation S Letter in substantially the form set forth below) and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.
     If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.06 of the Indenture shall have been satisfied.

Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	][5]
Notice: to be executed by an executive officer

[5]	Do not include in Exchange Notes.

[FORM OF REGULATION S LETTER TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S
_________________, ______
JPMorgan Chase Bank, N.A.
4 New York Plaza
15th Floor
New York, New York 10004
Telecopier No.: (212) 623-6167
Attention: Worldwide Securities Services
     Re: 6.40% Senior Notes due 2016 of Transcontinental Gas Pipe Line Corporation.
Gentlemen:
     In connection with our proposed sale of $                     principal amount of the above referenced Securities (the “Securities”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
     (1) the offer of the Securities was not made to a person in the United States of America;
     (2) at the time the buy order was originated, the transferee was outside the United States of America or we and any person acting on our behalf reasonably believed that the transferee was outside the United States of America;
     (3) no directed selling efforts have been made by us in the United States of America in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and
     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
     You and Transcontinental Gas Pipe Line Corporation are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used but not defined in this letter have the meanings set forth in Regulation S under the Securities Act.

Very truly yours,

[Name of Transferor]

By

Authorized Signature ][6]

[6]	Do not include in Exchange Notes.

SCHEDULE OF EXCHANGES OF SECURITIES7
     The following exchanges, redemptions or repurchases of a part of this Global Security have been made:

			Principal Amount	Signature of
	Amount of decrease	Amount of increase	of Global Security	authorized Officer,
	in Principal	in Principal	following such	Trustee or
	Amount	Amount	decrease (or	Securities
Date of Transaction	of Global Security	of Global Security	increase)	Custodian

[7]	This Schedule should be included only if the Security is a Global Security.